UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                           Vail Banks, Inc.
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        (Exact name of registrant as specified in its charter)



             Colorado                                  84-1250561
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(State of incorporation or organization)  (I.R.S. Employer Identification No.)

 108 S. Frontage Road West, Suite 101, Vail, Colorado        81657
(Address of principal executive offices)                  (ZIP Code)
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If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /


If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /x/

Securities Act Registration Statement file number to which this Form relates (if applicable): 333-60347.


Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class          Name of each exchange on which
      to be so registered          each class is to be registered

               N/A                                N/A
--------------------------------  -------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

              Common Stock, par value $1.00 per share
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                            (Title of Class)





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
Item 1.   Description of Registrant's Securities to be Registered.

          Incorporated herein by reference is the description of Common Stock set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-60347) under the Securities Act of 1933, as amended, initially filed on July 31, 1998 (as amended the "Registration Statement").

Item 2.   Exhibits.

      3.1 Amended and Restated Articles of Incorporation of the
          Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement).

      3.2 Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's
          Registration Statement.

      4.1 Form of Common Stock Certificate of the Registrant, par value $1.00 per share (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement).

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


November 18, 1998                       VAIL BANKS, INC.
                                        (Registrant)




                                   By: /s/ Lisa M. Dillon
                                      Lisa M. Dillon
                                      President and Chief Executive Officer